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                                                                      EXHIBIT 99

                                      CSC
                       CORRECTIONAL SERVICES CORPORATION
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1819 Main Street                                            Phone (941) 953-9199
Suite 1000                                                        1-800-275-3766
Sarasota, Florida 34236                                       Fax (941) 953-9198

                                        NEWS
For Immediate Release
                                        COMPANY CONTACTS:
                                        Ira Colter
                                        Executive Vice President-Finance
                                        (941) 953-9199

April 1, 1999

                       CORRECTIONAL SERVICES CORPORATION
              COMPLETES MERGER WITH YOUTH SERVICES INTERNATIONAL


        Sarasota, Florida -- Correctional Services Corporations (NASDAQ NMS:CSCQ) announced today the completion of its merger with Youth Services International (NASDAQ-NMS:YSII). The combined company is believed to be the largest most comprehensive provider of juvenile rehabilitative services in the nation with 45 facilities and approximately 5,800 juveniles in its care.

        Correctional Services will issue .275 of a share of common stock in exchange for each outstanding share of Youth Services common stock for a total of approximately 3.1 million shares. The transactions were approved by each company's shareholders on March 30, 1999. Correctional Services will continue to trade on the NASDAQ National Market under the symbol CSCQ. Youth Services will no longer trade publicly. Letters of transmittal will be issued to shareholders by Correctional Services' transfer agent with instructions for the share exchange.

        Going forward, it is expected that all of the company's juvenile programs will operate under the Youth Services name as a wholly owned subsidiary of Correctional Services. With its adult and juvenile programs, Correctional Services now manages 64 facilities with approximately 13,000 offenders.

        James F. Slattery, President and CEO of Correctional Services, commented, "We are excited about the opportunities we will have in helping to address the needs of at-risk youth while simultaneously providing all shareholders with the type of returns expected from the transaction. This combination uniquely positions our company for the expected growth in the juvenile corrections marketplace."

        James Irving, Vice President, Juvenile Justice Division, added, "As a former director of a state agency, it is clear to me the significant benefits this merger brings to our company. We are now able to offer the broadest array of juvenile services customized to fit the individual objectives of each client agency."

        Correctional Services Corporation is a leading developer and operator of adult correctional facilities and is the nation's leading operator of juvenile programs for adjudicated youth. The company has 64 contracts to manage facilities in 20 states and Puerto Rico, representing approximately 13,000 beds plus aftercare services.



SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
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This press release contains forward-looking statements involving various risks and uncertainties. Actual results could differ materially from those projected due to factors which may include population fluctuations, acquisition risks, market conditions, government funding and availability of financing. Actual results, including the level of earnings of both CSC and YSI, and the success of the merger, could differ materially from those projected due to factors which may include difficulties in the assimilation of operations, diversification of management's attention from other business concerns, other acquisition risks, population fluctuations, market and industry conditions, government funding and availability of financing. These and other risk factors are outlined in the reports filed by the Company with the Securities and Exchange Commission.


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                         An Equal Opportunity Employer

                         www.correctionalservices.com